Exhibit A

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Royalty Pharma plc, a company formed under the jurisdictions of England and Wales, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: June 29, 2020

MARIO GERMANO GIULIANI

	By:	/s/ Mario Germano Giuliani
Name:	Mario Germano Giuliani

SKYELINE MANAGEMENT LTD
By: GISEV Family Office SA, Corporate Director

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini
Title:	Director

AVARA MANAGEMENT LTD
By: GISEV Family Office SA, Corporate Director

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini
Title:	Director

NOGRA GROUP SICAF SIF MGG STRATEGIC

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini
Title:	Director

By:	/s/ Giammaria Giuliani
Name:	Giammaria Giuliani
Title:	Director

NOGRA GROUP SICAF SIF GG STRATEGIC

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini
Title:	Director

By:	/s/ Giammaria Giuliani
Name:	Giammaria Giuliani
Title:	Director

NOGRA GROUP SICAF - SIF S.A.

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini
Title:	Director

By:	/s/ Giammaria Giuliani
Name:	Giammaria Giuliani
Title:	Director

GISEV TRUSTEES LIMITED

By:	/s/ Charlotte Julie Bates
Name:	Charlotte Julie Bates
Title:	Director

ACHILLE G. SEVERGNINI

By:	/s/ Achille G. Severgnini
Name:	Achille G. Severgnini